Lithia Motors Reports EPS of $0.90 for Third Quarter 2012; Provides Guidance for 2013 EPS of $3.11 to $3.21

Lithia Motors Declares $0.10 per Share Dividend for Third Quarter 2012

MEDFORD, OR -- (Marketwire - October 24, 2012) - Lithia Motors, Inc. (NYSE: LAD) today reported 2012 third quarter income from continuing operations of $23.3 million, or $0.90 per diluted share. This compares to a 2011 third quarter income from continuing operations of $16.3 million, or $0.61 per diluted share, an increase of 48%.

Third quarter 2012 revenue from continuing operations increased $173.2 million, or 24%, to $888.4 million from $715.2 million in the third quarter of 2011.

Third Quarter Year-over-Year Operating Highlights:

  New vehicle same store sales increased 30%
  Used vehicle retail same store sales increased 24%
  Service, body and parts same store sales increased 6%
  SG&A expense as a percentage of gross profit was 66.8%, a reduction of 340 basis points, and the lowest quarterly percentage in company history
  Earnings per share (EPS) increased 48% to $0.90

"Our stores delivered solid results in the third quarter," said Bryan DeBoer, President and CEO. "We generated the highest quarterly EPS in our history while driving SG&A expense as a percentage of gross profit to an all-time low. We continue our focus on improving vehicle sales volumes, service revenues and customer satisfaction. Our team challenges each other every day to increase performance throughout the organization, and remains vigilant to identify areas of opportunity."

For the first nine months of 2012, revenue from continuing operations increased 27% to $2.5 billion from $2.0 billion in 2011. Same store new vehicle sales increased 30%, used vehicle retail same store sales increased 21% and service, body and parts same store sales increased 6%. For the first nine months of 2012, adjusted net income from continuing operations was $2.24 per share compared to $1.48 per share in the first nine months of 2011. Unadjusted, for the first nine months of 2012, net income from continuing operations was $2.30 per diluted share, compared to $1.47 per diluted share for the first nine months of 2011.

Sid DeBoer, Founder and Executive Chairman, commented, "New vehicle sales volumes in the United States continue to recover. New safety and technology features, improved fuel economy and improving consumer credit markets, coupled with an aging fleet of vehicles, are all tailwinds for increasing sales levels through the remainder of 2012 and in 2013. Our new leadership team and a revitalized group of store managers is poised to continue this growth."

Recent Developments
On August 27, 2012, we purchased Connell Chevrolet in Killeen, Texas, with estimated annual revenues of $60 million. Our earnings guidance has been updated to reflect the impact of this transaction.

"We are excited to add this new store in Texas, which fits our core strategy of seeking exclusive franchises in our markets, and welcome our new employees to the family," said Bryan DeBoer.

Balance Sheet Update
We ended the third quarter with $20 million in cash and $29 million in available credit on our credit facilities. We also have the ability to expand the existing credit facilities by $150 million to $800 million in total, subject to lender approval. Additionally, approximately $115 million of operating real estate is currently unfinanced, which could provide an additional $86 million in available liquidity.

During the third quarter, we strategically retired approximately $5 million in mortgages, and refinanced approximately $16 million of mortgages to extend the maturity dates. As a result, we have no mortgage maturities until 2016.

Chris Holzshu, SVP and CFO said, "We've taken actions throughout the third quarter to strengthen our balance sheet and improve our capital position. As of the end of the quarter, we have fixed the interest rates on approximately 60% of our outstanding mortgages. This year we have retired approximately $35 million in mortgage debt, and reduced our overall average mortgage interest rate by 180 basis points while significantly extending maturity dates. We remain well-positioned to use free cash flow and available liquidity for acquisitions and internal investments that meet our strict return metrics."

Dividend Payment
Our Board of Directors approved a dividend of $0.10 per share for the third quarter 2012. We will pay the dividend on November 23, 2012 to shareholders of record on November 9, 2012.

Updated Outlook for 2012
We project 2012 fourth quarter earnings of $0.64 to $0.66 per diluted share. Full-year 2012 earnings are projected between $2.88 to $2.90 per diluted share. Both projections are based on the following annual assumptions:

  Total revenues of $3.2 to $3.3 billion
  New vehicle same store sales increasing 27%
  New vehicle gross margin of 7.1% to 7.3%
  Used vehicle same store sales increasing 20%
  Used vehicle gross margin of 14.3% to 14.5%
  Service body and parts same store sales increasing 5.6%
  Service body and parts gross margin of 48.1% to 48.3%
  Finance and insurance gross profit of $1,050 per unit
  Tax rate of 40%
  Average diluted shares outstanding of 26.1 million
  Capital expenditures of $67 million
  Guidance excludes the impact of future acquisitions, dispositions, and any potential non-core items

Outlook for 2013
We project 2013 first quarter earnings of $0.65 to $0.67 per diluted share and full-year 2013 earnings of $3.11 to $3.21 per diluted share. Both projections are based on the following annual assumptions:

  Total revenues of $3.5 to $3.6 billion
  New vehicle same store sales increasing 10.6%
  New vehicle gross margin of 7.1% to 7.3%
  Used vehicle same store sales increasing 7.7%
  Used vehicle gross margin of 14.3% to 14.5%
  Service body and parts same store sales increasing 4.8%
  Service body and parts gross margin of 48.0% to 48.2%
  Finance and insurance gross profit of $1,050 per unit
  Tax rate of 40%
  Average diluted shares outstanding of 26.4 million
  Capital expenditures of $25 million
  Guidance excludes the impact of future acquisitions, dispositions, and any potential non-core items

Third Quarter Earnings Conference Call and Updated Presentation
The third quarter conference call may be accessed at 10:00 a.m. ET today by telephone at 877-407-8029. An updated presentation highlighting the third quarter results has been added to Investor Relations on www.lithia.com.

To listen live on our website or for replay, visit Investor Relations on www.lithia.com and click on webcasts. A playback of the conference call will be available on October 24, 2012 through November 7, 2012 by calling 877-660-6853 (Conference ID: 401506).

About Lithia
Lithia Motors, Inc. is the ninth largest automotive retailer in the United States. Lithia sells 29 brands of new vehicles and all brands of used vehicles at 87 stores in 11 states. Lithia also arranges finance, warranty, and credit insurance contracts; and provides vehicle parts, maintenance, and repair services at all of its locations.

Sites
www.lithia.com
www.lithiacareers.com
www.assuredservice.com

Lithia Motors on Facebook
http://www.facebook.com/LithiaMotors

Lithia Motors on Twitter
http://twitter.com/lithiamotors

Forward-Looking Statements
This press release includes "forward-looking statements" within the meaning of the "Safe-Harbor" provisions of the Private Securities Litigation Reform Act of 1995, that management believes are a benefit to shareholders. Forward looking statements include statements regarding our goals, plans, projections and guidance regarding our financial position, results of operations, market position, pending and potential future acquisitions and business strategy, and often contain words such as "expects," "anticipates," "intends," "plans," "believes," "seeks" or "will." The risks and uncertainties that could cause actual results to differ materially from estimated or projected results include without limitation, future economic conditions and others set forth from time to time in our filings with the SEC. We urge you to carefully consider this information. We undertake no duty to update our forward-looking statements, including our earnings outlook, which are made as of the date of this release.

Non-GAAP Financial Measures
This press release and the attached financial tables contain non-GAAP financial measures such as adjusted net income and diluted earnings per share from continuing operations, adjusted SG&A as a percentage of revenues and gross profit, adjusted operating margin, adjusted operating profit as a percentage of gross profit, and adjusted pre-tax margin. These measures exclude certain items disclosed in the attached financial tables. We present cash flows from operations in the attached tables, adjusted to include the change in non-trade floor plan debt to improve the visibility of cash flows related to vehicle financing. As required by SEC rules, we have reconciled these measures to the most directly comparable GAAP measures in the attachments to this release. We believe each of the non-GAAP financial measures we present improve the transparency of our disclosures; provide a meaningful presentation of our results from core business operations, because they exclude items not related to core business operations and other non-cash items; and improve the period-to-period comparability of our results from core business operations. These presentations should not be considered an alternative to GAAP measures.

Lithia Motors, Inc.
Consolidated Statements of Operations (Unaudited)
(In thousands except per share data)

                               Three months ended
                                 September 30,                       %
                             --------------------    Increase    Increase
                                2012       2011     (Decrease)  (Decrease)
                             ---------  ---------  -----------  ----------
Revenues:
New vehicle retail           $ 496,365  $ 377,860  $   118,505        31.4%
Used vehicle retail            230,278    184,632       45,646        24.7
Used vehicle wholesale          35,419     35,597         (178)       (0.5)
Finance and insurance           31,088     22,423        8,665        38.6
Service, body and parts         90,626     84,592        6,034         7.1
Fleet and other                  4,597     10,111       (5,514)      (54.5)
                             ---------  ---------  -----------  ----------
  Total revenues               888,373    715,215      173,158        24.2
Cost of sales:
New vehicle retail             460,754    348,495      112,259        32.2
Used vehicle retail            196,735    157,902       38,833        24.6
Used vehicle wholesale          35,446     35,663         (217)       (0.6)
Service, body and parts         46,866     43,478        3,388         7.8
Fleet and other                  4,348      9,442       (5,094)      (54.0)
                             ---------  ---------  -----------  ----------
  Total cost of sales          744,149    594,980      149,169        25.1
                             ---------  ---------  -----------  ----------
Gross profit                   144,224    120,235       23,989        20.0
SG&A expense                    96,380     84,360       12,020        14.2
Depreciation and
 amortization                    4,381      4,129          252         6.1
                             ---------  ---------  -----------  ----------
Income from operations          43,463     31,746       11,717        36.9
Floor plan interest expense     (3,397)    (1,977)       1,420        71.8
Other interest expense          (2,131)    (3,067)        (936)      (30.5)
Other income, net                  452        213          239       112.2
                             ---------  ---------  -----------  ----------
Income from continuing
 operations before income
 taxes                          38,387     26,915       11,472        42.6
Income tax expense             (15,048)   (10,594)       4,454        42.0
Income tax rate                   39.2%      39.4%
                             ---------  ---------  -----------  ----------
Income from continuing
 operations                  $  23,339  $  16,321  $     7,018        43.0%
Income (loss) from
 discontinued operations           (96)       242         (338)         NM
                             ---------  ---------  -----------  ----------
Net income                   $  23,243  $  16,563  $     6,680        40.3%

Diluted net income per
 share:
Continuing operations        $    0.90  $    0.61  $      0.29        47.5%
Discontinued operations              -       0.01        (0.01)         NM
                             ---------  ---------  -----------  ----------
Net income per share         $    0.90  $    0.62  $      0.28        45.2%
                             =========  =========  ===========  ==========

Diluted shares outstanding      25,947     26,654         (707)       (2.7)%

NM - not meaningful

Lithia Motors, Inc.
Key Performance Metrics (Unaudited)

                              Three months ended
                                 September 30,                       %
                             --------------------    Increase     Increase
                                2012       2011     (Decrease)   (Decrease)
                             ---------  ---------  -----------  -----------
Gross margin
New vehicle retail                 7.2%       7.8%    (60) bps
Used vehicle retail               14.6       14.5       10 bps
Used vehicle wholesale            (0.1)      (0.2)      10 bps
Finance and insurance            100.0      100.0        - bps
Service, body and parts           48.3       48.6     (30) bps
Fleet and Other                    5.4        6.6    (120) bps
Gross profit margin               16.2       16.8     (60) bps

Unit sales
New vehicle retail              14,923     11,262        3,661         32.5%
Used vehicle retail             13,320     10,567        2,753         26.1
Used vehicle wholesale           5,173      4,452          721         16.2
Total units sold                33,416     26,281        7,135         27.1

Average selling price
New vehicle retail           $  33,262  $  33,552  $      (290)       (0.9)%
Used vehicle retail             17,288     17,473         (185)        (1.1)
Used vehicle wholesale           6,847      7,996       (1,149)       (14.4)

Average gross profit per
 unit
New vehicle retail           $   2,386  $   2,607  $      (221)       (8.5)%
Used vehicle retail              2,518      2,530          (12)        (0.5)
Used vehicle wholesale              (5)       (15)          10         66.7
Finance and insurance            1,101      1,027           74          7.2

Revenue mix
New vehicle retail                55.9%      52.8%
Used vehicle retail               25.9       25.8
Used vehicle wholesale             4.0        5.1
Finance and insurance, net         3.5        3.1
Service, body and parts           10.2       11.8
Fleet and other                    0.5        1.4

                              Three months ended
                                 September 30,
                             --------------------
Other metrics                   2012       2011
                             ---------  ---------
SG&A as a % of revenue            10.8%      11.8%
SG&A as a % of gross profit       66.8       70.2
Operating profit as a % of
 revenue                           4.9        4.4
Operating profit as a % of
 gross profit                     30.1       26.4
Pretax margin                      4.3        3.8
Net profit margin                  2.6        2.3

Lithia Motors, Inc.
Same Store Operating Highlights (Unaudited)

                              Three months ended
                                 September 30,                       %
                             --------------------    Increase     Increase
                                2012       2011     (Decrease)   (Decrease)
                             ---------- ---------  -----------  -----------
Revenues
New vehicle retail           $  484,527 $ 372,858  $   111,669         29.9%
Used vehicle retail             223,890   180,691       43,199         23.9
Used vehicle wholesale           34,566    34,269          297          0.9
Finance and insurance            29,430    21,585        7,845         36.3
Service, body and parts          88,442    83,330        5,112          6.1
Fleet and Other                   4,375     9,971       (5,596)       (56.1)
                             ---------- ---------  -----------
Total revenues               $  865,230 $ 702,704  $   162,526         23.1

Gross profit
New vehicle retail           $   34,851 $  28,846  $     6,005         20.8%
Used vehicle retail              32,721    26,377        6,344         24.1
Used vehicle wholesale                9       (57)          66           NM
Finance and insurance            29,430    21,585        7,845         36.3
Service, body and parts          41,676    39,798        1,878          4.7
Fleet and Other                      97       141          (44)       (31.2)
                             ---------- ---------  -----------
Total gross profit           $  138,784 $ 116,690  $    22,094         18.9

Unit sales
New vehicle retail               14,528    11,106        3,422         30.8%
Used vehicle retail              12,926    10,345        2,581         24.9
Used vehicle wholesale            5,054     4,329          725         16.7
Total units sold                 32,508    25,780        6,728         26.1

Average selling price
New vehicle retail           $   33,351 $  33,573  $      (222)       (0.7)%
Used vehicle retail              17,321    17,467         (146)        (0.8)
Used vehicle wholesale            6,839     7,916       (1,077)       (13.6)

Average gross profit per
 unit
New vehicle retail           $    2,399 $   2,597  $      (198)       (7.6)%
Used vehicle retail               2,531     2,550          (19)        (0.7)
Used vehicle wholesale                2       (13)          15           NM
Finance and insurance             1,072     1,006           66          6.6

NM - not meaningful

Lithia Motors, Inc.
Consolidated Statements of Operations (Unaudited)
(In thousands except per share data)

                             Nine months ended
                               September 30,                         %
                         ------------------------    Increase     Increase
                             2012         2011      (Decrease)   (Decrease)
                         -----------  -----------  -----------  -----------
Revenues:
New vehicle retail       $ 1,355,463  $ 1,015,872  $   339,591         33.4%
Used vehicle retail          632,361      512,006      120,355         23.5
Used vehicle wholesale       104,663       93,800       10,863         11.6
Finance and insurance         83,440       61,915       21,525         34.8
Service, body and parts      262,589      236,216       26,373         11.2
Fleet and other               28,971       30,408       (1,437)        (4.7)
                         -----------  -----------  -----------  -----------
  Total revenues           2,467,487    1,950,217      517,270         26.5
Cost of sales:
New vehicle retail         1,255,024      936,762      318,262         34.0
Used vehicle retail          539,121      436,196      102,925         23.6
Used vehicle wholesale       103,998       93,204       10,794         11.6
Service, body and parts      135,545      121,173       14,372         11.9
Fleet and other               27,933       27,927            6          0.0
                         -----------  -----------  -----------  -----------
  Total cost of sales      2,061,621    1,615,262      446,359         27.6
                         -----------  -----------  -----------  -----------
Gross profit                 405,866      334,955       70,911         21.2
Asset impairments                115          872         (757)       (86.8)
SG&A expense                 280,292      240,537       39,755         16.5
Depreciation and
 amortization                 12,777       12,372          405          3.3
                         -----------  -----------  -----------  -----------
Income from operations       112,682       81,174       31,508         38.8
Floor plan interest
 expense                      (9,402)      (7,723)       1,679         21.7
Other interest expense        (7,398)      (9,353)      (1,955)       (20.9)
Other income, net              1,771          462        1,309        283.3
                         -----------  -----------  -----------  -----------
Income from continuing
 operations before
 income taxes                 97,653       64,560       33,093         51.3
Income tax expense           (37,287)     (25,244)      12,043         47.7
Income tax rate                 38.2%        39.1%
                         -----------  -----------  -----------  -----------
Income from continuing
 operations              $    60,366  $    39,316  $    21,050         53.5%
Income from discontinued
 operations                      164          778         (614)       (78.9)
                         -----------  -----------  -----------  -----------
Net income               $    60,530  $    40,094  $    20,436         51.0%

Diluted net income per
 share:
Continuing operations    $      2.30  $      1.47  $      0.83         56.5%
Discontinued operations         0.01         0.03        (0.02)       (66.7)
                         -----------  -----------  -----------  -----------
Net income per share     $      2.31  $      1.50  $      0.81         54.0%
                         ===========  ===========  ===========  ===========

Diluted shares
 outstanding                  26,203       26,738         (535)       (2.0)%

Lithia Motors, Inc.
Key Performance Metrics (Unaudited)

                               Nine months ended
                                 September 30,                       %
                             --------------------    Increase     Increase
                                2012       2011     (Decrease)   (Decrease)
                             ---------  ---------  -----------  -----------
Gross margin
New vehicle retail                 7.4%       7.8%    (40) bps
Used vehicle retail               14.7       14.8     (10) bps
Used vehicle wholesale             0.6        0.6        - bps
Finance and insurance            100.0      100.0        - bps
Service, body and parts           48.4       48.7     (30) bps
Fleet and Other                    3.6        8.2    (460) bps
Gross profit margin               16.4       17.2     (80) bps

Unit sales
New vehicle retail              41,217     31,097       10,120         32.5%
Used vehicle retail             36,286     29,750        6,536         22.0
Used vehicle wholesale          14,206     11,834        2,372         20.0
Total units sold                91,709     72,681       19,028         26.2

Average selling price
New vehicle retail           $  32,886  $  32,668  $       218          0.7%
Used vehicle retail             17,427     17,210          217          1.3
Used vehicle wholesale           7,368      7,926         (558)        (7.0)

Average gross profit per
 unit
New vehicle retail           $   2,437  $   2,544  $      (107)       (4.2)%
Used vehicle retail              2,570      2,548           22          0.9
Used vehicle wholesale              47         50           (3)        (6.0)
Finance and insurance            1,077      1,018           59          5.8

Revenue mix
New vehicle retail                54.9%      52.1%
Used vehicle retail               25.6       26.3
Used vehicle wholesale             4.3        4.7
Finance and insurance, net         3.4        3.2
Service, body and parts           10.6       12.1
Fleet and other                    1.2        1.6

                                   Adjusted               As reported
                             --------------------  ------------------------
                               Nine months ended       Nine months ended
                                 September 30,           September 30,
                             --------------------  ------------------------
Other metrics                   2012       2011        2012         2011
                             ---------  ---------  -----------  -----------
SG&A as a % of revenue            11.4%      12.4%        11.4%        12.3%
SG&A as a % of gross profit       69.2       72.0         69.1         71.8
Operating profit as a % of
 revenue                           4.5        4.2          4.6          4.2
Operating profit as a % of
 gross profit                     27.6       24.3         27.8         24.2
Pretax margin                      3.9        3.3          4.0          3.3
Net profit margin                  2.4        2.0          2.4          2.0

Lithia Motors, Inc.
Same Store Operating Highlights (Unaudited)

                              Nine months ended
                                September 30,                        %
                           -----------------------   Increase     Increase
                               2012        2011     (Decrease)   (Decrease)
                           ----------- ----------- -----------  -----------
Revenues
New vehicle retail         $ 1,294,861 $   998,609 $   296,252         29.7%
Used vehicle retail            606,556     500,671     105,885         21.1
Used vehicle wholesale         100,180      90,726       9,454         10.4
Finance and insurance           79,316      59,519      19,797         33.3
Service, body and parts        245,315     231,378      13,937          6.0
Fleet and Other                 23,751      29,887      (6,136)       (20.5)
                           ----------- ----------- -----------
Total revenues             $ 2,349,979 $ 1,910,790 $   439,189         23.0

Gross profit
New vehicle retail         $    95,662 $    77,503 $    18,159         23.4%
Used vehicle retail             89,951      74,101      15,850         21.4
Used vehicle wholesale             649         587          62         10.6
Finance and insurance           79,316      59,519      19,797         33.3
Service, body and parts        115,803     110,188       5,615          5.1
Fleet and Other                    501       1,087        (586)       (54.0)
                           ----------- ----------- -----------
Total gross profit         $   381,882 $   322,985 $    58,897         18.2

Unit sales
New vehicle retail              39,517      30,568       8,949         29.3%
Used vehicle retail             34,864      29,134       5,730         19.7
Used vehicle wholesale          13,682      11,556       2,126         18.4
Total units sold                88,063      71,258      16,805         23.6

Average selling price
New vehicle retail         $    32,767 $    32,668 $        99          0.3%
Used vehicle retail             17,398      17,185         213          1.2
Used vehicle wholesale           7,322       7,851        (529)        (6.7)

Average gross profit per
 unit
New vehicle retail         $     2,421 $     2,535 $      (114)       (4.5)%
Used vehicle retail              2,580       2,543          37          1.5
Used vehicle wholesale              47          51          (4)        (7.8)
Finance and insurance            1,066         997          69          6.9

Lithia Motors, Inc.
Other Highlights (Unaudited)

                                                  As of
                              September 30,    December 31,   September 30,
                             -----------------------------------------------
                                   2012            2011            2011
                             --------------- --------------- ---------------
Days Supply(1)
New vehicle inventory               75              62              66
Used vehicle inventory              50              52              53

(1) Days supply calculated based on current inventory levels, excluding in-
transit vehicles, and a 30-day historical cost of sales level.

Financial covenants
                                 Requirement        As of September 30, 2012
                         -------------------------- ------------------------
Current ratio               Not less than 1.20 to 1                1.35 to 1
Fixed charge coverage
 ratio                      Not less than 1.20 to 1                1.95 to 1
Leverage ratio              Not more than 5.00 to 1                2.11 to 1
Funded debt restriction  Not more than $375 million           $173.4 million

Lithia Motors, Inc.
Other Highlights (Unaudited)

                            Three months ended         Nine months ended
                               September 30,             September 30,
                         ------------------------  ------------------------
                             2012         2011         2012         2011
                         -----------  -----------  -----------  -----------
New vehicle unit sales
 brand mix
Chrysler                        32.5%        34.3%        32.1%        31.3%
General Motors                  15.1         16.7         15.3         16.9
Toyota                          14.2         10.9         13.6         12.3
Subaru                           6.7          4.8          7.0          5.2
Honda, Acura                     6.8          5.6          6.9          7.2
BMW, Mini                        6.3          6.9          6.6          6.5
Ford                             5.2          6.1          5.3          6.1
Hyundai                          3.7          4.4          3.8          4.5
Nissan                           2.9          3.5          2.9          3.8
Mercedes                         2.7          2.2          2.6          1.8
Volkswagen, Audi                 2.4          2.4          2.1          2.4
Kia                              0.8          1.4          0.9          1.3
Other                            0.7          0.8          0.9          0.7

                            Three months ended         Nine months ended
                               September 30,             September 30,
                         ------------------------  ------------------------
                             2012         2011         2012         2011
                         -----------  -----------  -----------  -----------
Revenue geographic mix
Texas                           23.7%        23.9%        24.4%        24.4%
Oregon                          20.7         20.6         20.8         19.6
California                       9.7          9.8         10.1          9.9
Washington                       9.9          9.2          9.5          9.6
Montana                          9.0          8.6          8.7          8.3
Alaska                           8.2          9.6          8.4          9.4
Idaho                            5.2          5.8          5.2          5.9
Iowa                             5.1          5.0          4.8          5.2
Nevada                           4.5          4.1          4.6          4.4
North Dakota                     2.3          2.2          2.2          2.1
New Mexico                       1.7          1.2          1.3          1.2

                          As of October 26, 2012
                         ------------------------
Current store count mix  # of stores   % of total
                         -----------  -----------
Chrysler                          23         26.4%
General Motors                    14         16.1
Honda, Acura                       9         10.3
Toyota                             8          9.2
BMW, MINI                          7          8.0
Hyundai                            6          6.9
Ford                               5          5.7
Nissan                             3          3.5
Mercedes                           3          3.5
Subaru                             3          3.5
Other                              3          3.5
Kia                                2          2.3
Volkswagen, Audi                   1          1.1

Lithia Motors, Inc.
Consolidated Balance Sheets (Unaudited)
(In thousands except per share data)

                                               September 30,   December 31,
                                                    2012           2011
                                               -------------  -------------
Cash and cash equivalents                      $      19,757  $      20,851
Trade receivables, net                               128,602         99,407
Inventories, net                                     658,694        506,484
Deferred income taxes                                  4,532          4,730
Other current assets                                  11,240         16,719
Assets held for sale                                  14,671              -
                                               -------------  -------------
Total current assets                           $     837,496  $     648,191

Property and equipment, net                          397,754        373,779
Goodwill                                              25,838         18,958
Franchise value                                       61,972         59,095
Deferred income taxes                                 23,005         29,270
Other non-current assets                              20,472         16,840
                                               -------------  -------------
Total assets                                   $   1,366,537      1,146,133
                                               =============  =============

Floor plan notes payable                       $      14,073  $     114,760
Floor plan notes payable: non trade                  489,935        229,180
Current maturities of long-term debt                   7,810          8,221
Trade payables                                        38,973         31,712
Accrued liabilities                                   81,635         72,711
Liabilities related to assets held for sale           10,065              -
                                               -------------  -------------
Total current liabilities                      $     642,491        456,584

Long-term debt                                       261,419        278,653
Deferred revenue                                      31,857         25,146
Other long-term liabilities                           21,286         18,629
                                               -------------  -------------
Total liabilities                              $     957,053  $     779,012
                                               -------------  -------------

Class A common stock                                 266,104        279,366
Class B common stock                                     362            468
Additional paid-in capital                            11,789         10,918
Accumulated other comprehensive loss                  (3,234)        (4,508)
Retained earnings                                    134,463         80,877
                                               -------------  -------------
Total liabilities & stockholders' equity       $   1,366,537  $   1,146,133
                                               =============  =============

Lithia Motors, Inc.
Summarized Cash Flow from Operations (Unaudited)
(In thousands)

                                                     Nine months Ended
                                                       September 30,
                                               ----------------------------
                                                    2012           2011
                                               -------------  -------------
Net income                                     $      60,530  $      40,094

Adjustments to reconcile net income to net
 cash used in operating activities:
Asset impairments                                        115            872
Depreciation and amortization                         12,777         12,372
Depreciation and amortization within
 discontinued operations                                  96            381
Stock-based compensation                               2,329          1,686
Gain on disposal of assets                              (775)          (134)
(Gain) loss from disposal activities within
 discontinued operations                                 397           (116)
Deferred income taxes                                  6,851          3,325
Excess tax benefit from share-based payment
 arrangements                                         (1,629)          (360)
(Increase) decrease:
  Trade receivables, net                             (29,160)        (7,177)
  Inventories                                       (158,186)       (53,389)
  Other current assets                                 3,169         (1,078)
  Other non-current assets                            (4,346)        (4,079)
Increase (decrease):
  Floor plan notes payable                           (93,975)       (10,637)
  Trade payables                                       5,381          3,759
  Accrued liabilities                                 10,164          9,890
  Other long-term liabilities and deferred
   revenue                                             9,927          8,018
                                               -------------  -------------
Net cash provided by (used in) operating
 activities                                    $    (176,335) $       3,427
                                               =============  =============

Lithia Motors, Inc.
Reconciliation of Non-GAAP Cash Flow from Operations (Unaudited)
(In thousands)

                                                     Nine months Ended
                                                       September 30,
                                               -----------------------------
Net cash provided by (used in) operating
 activities                                         2012           2011
                                               -------------  --------------
As reported                                    $    (176,335) $        3,427
  Floor plan notes payable, non-trade                272,760          67,402
                                               -------------  --------------
Adjusted                                       $      96,425  $       70,829
                                               =============  ==============

Lithia Motors, Inc.
Reconciliation of Certain Non-GAAP Financial Measures (Unaudited)
(In thousands, except for per share data)

                               Nine months Ended September 30, 2012
                      -----------------------------------------------------
                                   Asset
                                impairment
                                    and
                         As      disposal     Equity       Tax
                      reported     gain     investment  attribute  Adjusted
                      --------  ----------  ----------  ---------  --------
Asset impairments     $    115  $     (115) $        -  $       -  $      -
Selling, general and
 administrative        280,292         739           -          -   281,031

Income from
 operations            112,682        (624)          -          -   112,058

Other income, net        1,771           -        (244)         -     1,527

Income from
 continuing
 operations before
 income taxes         $ 97,653  $     (624) $     (244) $       -  $ 96,785
Income tax expense     (37,287)        244          95     (1,072)  (38,020)
                      --------  ----------  ----------  ---------  --------
Net income from
 continuing
 operations           $ 60,366  $     (380) $     (149) $  (1,072) $ 58,765
                      ========  ==========  ==========  =========  ========

Diluted earnings per
 share from
 continuing
 operations           $   2.30  $    (0.01) $    (0.01) $   (0.04) $   2.24
Diluted share count     26,203

                                       Nine months Ended September 30, 2011
                                      -------------------------------------
                                                      Asset
                                                    impairment
                                                       and
                                                     disposal
                                      As reported      gain       Adjusted
                                      -----------  -----------  -----------
Asset impairments                     $       872  $      (872) $         -
Selling, general and administrative       240,537          580      241,117

Income from operations                     81,174          292       81,466

Income from continuing operations
 before income taxes                  $    64,560  $       292  $    64,852
Income tax expense                        (25,244)        (116)     (25,360)
                                      -----------  -----------  -----------
Net income from continuing operations $    39,316  $       176  $    39,492
                                      ===========  ===========  ===========

Diluted earnings per share from
 continuing operations                $      1.47  $      0.01  $      1.48
Diluted share count                        26,738

Contact:
John North
VP Finance and Controller
(541) 618-5748